                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                MERCURY GENERAL
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

[LOGO OF MERCURY GENERAL CORPORATION]

                          MERCURY GENERAL CORPORATION
                            4484 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90010

                               ----------------

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To The Shareholders of
Mercury General Corporation

LOGO
  Notice is hereby given that the Annual Meeting of Shareholders of MERCURY GENERAL CORPORATION (the "Company") will be held at the offices of the Company, 4484 Wilshire Boulevard, Los Angeles, California on May 29, 1996 at 10:00 a.m., for the following purposes:

    1. To elect directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. The present Board of Directors of the Company has nominated and recommends for election as directors the following nine persons:

              George Joseph               Richard E. Grayson
              Charles E. McClung          Nathan Bessin
              Donald P. Newell            Gloria Joseph
              Donald R. Spuehler          Bruce A. Bunner
                                          Michael D. Curtius

    2. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on April 19, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

  Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       Judy A. Walters, Secretary

Los Angeles, California
April 26, 1996

                          MERCURY GENERAL CORPORATION
                            4484 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90010

                               ----------------

                                PROXY STATEMENT

  The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. May 29, 1996, at the offices of the Company, 4484 Wilshire Boulevard, Los Angeles, California. This Proxy Statement was first mailed to shareholders on April 26, 1996.

  All shareholders who find it convenient to do so are cordially urged to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

  A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted for the election of the Board's nominees for directors. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

  Shareholders of record at the close of business on April 19, 1996 will be entitled to vote at the meeting. As of that date, 27,466,475 shares of common stock, without par value ("Common Stock"), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum.

  The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

                                    VOTING

  In voting for the election of directors of the Company under the California General Corporation Law, if, prior to the commencement of voting, any shareholder has given notice of his intention to cumulate his votes at the meeting, then all shareholders may cumulate their votes in the election of directors for any nominee if the nominee's name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to one vote for each share held by him multiplied by the number of directors to be elected, and he may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each shareholder may cast one vote for each share held by him multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares voting will elect all of the directors. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

  In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of nominees. The proxy may not be voted for more than nine persons.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1996, by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 6 and (iv) executive officers and directors of the Company as a group.

                                                 AMOUNT AND        PERCENTAGE
                                                 NATURE OF             OF
                                                 BENEFICIAL        OUTSTANDING
     NAME OF BENEFICIAL OWNER                   OWNERSHIP(1)         SHARES
     ------------------------                   ------------       -----------
     George Joseph.............................   9,500,227(2) (3)    34.6%
      Director and Named Executive Officer
     Gloria Joseph.............................   4,580,800(2) (4)    16.7
      Director
     Nicholas Company, Inc.....................   2,591,300(5)         9.4
     Cooper Blanton, Jr........................      50,227             *
      Named Executive Officer
     Michael D. Curtius........................      48,227             *
      Director and Named Executive Officer
     Bruce E. Norman...........................      25,181(6)          *
      Named Executive Officer
     Joanna Y. Moore...........................       6,227             *
      Named Executive Officer
     Charles E. McClung........................      13,000             *
      Director
     Donald P. Newell..........................       3,300(7)          *
      Director
     Donald R. Spuehler........................       4,224             *
      Director
     Nathan Bessin.............................       2,000             *
      Director
     Bruce A. Bunner...........................       1,000             *
      Director
     Richard E. Grayson........................           0            --
      Director
     All Executive Officers and Directors......  14,284,049           52.0%

- - --------

 *Less than 1.0% of the outstanding Common Stock.

(1) As to each person or group in the table, the table includes the following shares issuable upon exercise of options which are exercisable within 60 days from March 1, 1996: Michael Curtius, 45,300; Joanna Moore, 6,000; all executive officers and directors as a group, 73,600.

(2) As of October 7, 1985, George Joseph, Gloria Joseph and the Company entered into an agreement with respect to the ownership by George and Gloria Joseph of the Company's Common Stock. The agreement provides, among other things, that the shares of Common Stock held jointly were halved and transferred into the separate names of George Joseph and Gloria Joseph under their individual and independent control. In addition, Gloria Joseph has certain rights to have her shares registered for sale pursuant to the Securities Act of 1933. The registration rights provided to Gloria Joseph will terminate at such time as she ceases to hold at least five percent of the then outstanding shares of the Company's Common Stock.

(3) George Joseph's business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.

(4) Gloria Joseph's business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. Includes 800 shares held in trust for Gloria Joseph's daughter, Ellen Joseph.

(5) The address of Nicholas Company, Inc. is 700 North Water Street, Milwaukee, Wisconsin 53202. Includes 2,430,000 shares held by Nicholas Fund, Inc. and 200,000 shares held individually by Albert O. Nicholas, the president, director and majority shareholder of Nicholas Company, Inc., which were reported on a joint Schedule 13G filed with the Company dated February 6, 1996. According to the Schedule 13G, Nicholas Company, Inc. has sole or shared voting power over no shares and has sole dispositive power over 2,591,300 shares, Nicholas Fund has sole voting power over 2,430,000 shares and Mr. Nicholas has sole voting and sole dispositive power over 200,000 shares.

(6) Bruce Norman is married to Donna Moore, Vice President and Controller of the Company, another executive officer. Does not include 12,161 shares held by Donna Moore, as to which Mr. Norman disclaims beneficial ownership.

(7) Such 3,300 shares are owned by Donald P. Newell as custodian for the benefit of his children.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company has nominated and recommends for election as directors the following nine persons to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and shall qualify. All of the nominees are presently directors of the Company. The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

  The table below indicates the position with the Company, tenure as director and age of each nominee as of April 15, 1996.

                                                                    DIRECTOR
      NAME                      POSITION WITH THE COMPANY       AGE  SINCE
      ----                      -------------------------       --- --------
      George Joseph       Chairman of the Board                 74    1961(1)
                          and Chief Executive Officer
                          of the Company
      Michael D. Curtius  President and Chief Operating Officer 45    1996
                          and Director of the Company
      Gloria Joseph       Director                              72    1961(1)
      Donald P. Newell    Director                              58    1979(1)
      Charles E. McClung  Director                              81    1961(1)
      Donald R. Spuehler  Director                              61    1985
      Nathan Bessin       Director                              70    1991
      Bruce A. Bunner     Director                              62    1991
      Richard E. Grayson  Director                              66    1985

- - --------
(1) Date shown is the date elected a director of Mercury Casualty Company, a predecessor of the Company. Each of these individuals was elected a director of the Company in 1985.

(2) Mr. Curtius was elected a director of the Company by the Board of Directors at its February 1996 meeting.

  Directors are elected at each annual meeting of the shareholders for one year and hold office until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors.

  George Joseph, President of the Company and Chairman of its Board of Directors, has served in those capacities since 1961. He has more than 35 years experience in all phases of the property and casualty insurance business.

  Michael D. Curtius has served as President and Chief Operating Officer of the Company since May 1995. He served as Vice President and Chief Claims Officer from October 1987 until May 1995.

  Gloria Joseph served as Vice President of the Company from 1961 until 1985.

  Charles E. McClung is the principal shareholder of McClung Insurance Agency, Inc., an insurance agency located in Montebello, California.

  Donald P. Newell has been a partner of the law firm of Latham & Watkins of San Diego, California for more than five years.

  Donald R. Spuehler has been retired since February 1995. From February 1992 through January 1995, Mr. Spuehler was of counsel to the law firm of O'Melveny & Myers of Los Angeles, California. For more than the prior five years, Mr. Spuehler was a partner of O'Melveny & Myers.

  Nathan Bessin has been the Managing Partner of J. Arthur Greenfield & Co., Certified Public Accountants, for more than five years. He has been a director of Williams-Sonoma, Inc., since 1983.

  Bruce A. Bunner has been President of Financial Structures, Limited, a Bermuda based insurance company and a subsidiary of Pitney Bowes, Inc. since January 1996. From April 1994 to April 1995, Mr. Bunner served as Director of External Affairs of Zurich Centre Advisors, Inc., a consulting company specializing in insurance and reinsurance risk arrangements. From January 1991 to April 1994, he served as Chairman of the Board of Centre Reinsurance Company of New York, a reinsurance company. Mr. Bunner was a partner in the firm of KPMG Peat Marwick LLP, Certified Public Accountants, from 1974 to 1990, except during the period from 1983 to 1986 when he served as Insurance Commissioner of the State of California. Mr. Bunner is currently a director of American Progressive Life Insurance Company, a subsidiary of Universal Holdings Corporation, a publicly-held corporation, and a director of Amwest Insurance Group.

  Richard E. Grayson has been retired since January 1995. For more than five years prior to such time, Mr. Grayson was Vice President of Union Bank of Los Angeles, California and President and Director of Current Income Shares, Inc., a publicly-held closed end investment company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES THEREOF

  The Board of Directors held four meetings during the last fiscal year and will meet quarterly during the current fiscal year. In 1995, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. Directors are paid $2,000 per quarter plus $2,500 per meeting attended and reimbursement for their out-of-pocket expenses incurred in attending such meetings.

  The Company has an Audit Committee currently consisting of Nathan Bessin, Donald P. Newell and Donald R. Spuehler, with Nathan Bessin acting as Chairman of such Committee. The Audit Committee held two meetings in 1995. The Audit Committee's responsibilities include, among other things, recommending the selection of the Company's independent certified public accountants and meeting with the accountants regarding their management letters and the annual audit. Members of the Audit Committee receive $500 per meeting attended plus reimbursement of their out-of-pocket expenses incurred in attending such meetings.

  The Company has a Compensation Committee currently consisting of Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson, with Donald R. Spuehler acting as Chairman of such Committee. The Compensation Committee held one meeting in 1995 and held numerous telephonic consultations with the Company regarding executive compensation and administration of the Company's stock option plan. The responsibilities of the Compensation Committee include, among other things, reviewing, approving and reporting to the Board the Company's compensation policies with respect to its executive officers, reviewing the Company's overall compensation policy and making recommendations with respect thereto, and administering the Company's stock option plan. Members of the Compensation Committee receive $500 per meeting attended plus reimbursement of their out-of-pocket expenses incurred in attending such meetings. The Chairman of the Compensation Committee also receives compensation based upon the number of additional hours spent on committee matters.

  The Board of Directors has not designated a nominating committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors unanimously recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth, for the periods indicated, the compensation of the Company to its Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer.

                                                   ANNUAL
                                                COMPENSATION
                                              -----------------    ALL OTHER
                                         YEAR  SALARY   BONUS   COMPENSATION(1)
      NAME AND PRINCIPAL POSITION        ----  ------  -------- ---------------
George Joseph                            1995 $492,000 $214,580     $24,762
Chairman and Chief Executive Officer     1994  492,000  197,847      19,788
                                         1993  492,000   20,500      23,134
Michael D. Curtius                       1995 $268,750 $206,879     $13,382
President and Chief Operating Officer    1994  208,140  186,721      11,170
                                         1993  196,628  308,532      17,631
Cooper Blanton, Jr.                      1995 $240,000 $204,074     $13,382
Executive Vice President                 1994  225,769  186,753      11,162
                                         1993  215,017  308,959      17,631
Bruce E. Norman                          1995 $140,016 $102,874     $ 9,751
Vice President -- Marketing              1994  130,496   94,102      11,162
                                         1993  124,281   80,170      12,106
Joanna Y. Moore                          1995 $132,000 $103,040     $13,382
Vice President and Chief Claims Officer  1994  112,725   93,000      11,289
                                         1993  105,135  154,515      12,135

- - --------
(1) Amounts shown include the Company's contributions under its profit sharing plan for Company employees, the Company's matching contributions under a 401(k) option to the profit sharing plan, the year-end value of stock contributed under the ESOP feature of the profit sharing plan and, for George Joseph only, director fees. Those amounts, expressed in the same order as above, for the named executive officers for 1995 are as follows:
    George Joseph -- $3,453, 0, $5,309, $16,000; Michael Curtius -- $3,453,
    $4,620, $5,309; Cooper Blanton, Jr. -- $3,453, $4,620, $5,309; Bruce
    Norman -- $2,022, $4,620, $3,109; and Joanna Moore --$3,453, $4,620,
    $5,309.

OPTIONS EXERCISED IN 1995 AND YEAR-END VALUES

  The Company has a stock option plan for key executives. The following tables set forth information regarding the grant and exercise of stock options during 1995 by the named executive officers and the value of unexercised stock options as of December 31, 1995.

                      OPTION GRANTS IN LATEST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                     PERCENT OF                          POTENTIAL REALIZABLE VALUE
                          NUMBER OF  TOTAL OPTIONS                        AT ASSUMED ANNUAL RATES OF
                         SECURITIES   GRANTED TO   EXERCISE               STOCK PRICE APPRECIATION
                         UNDERLYING    EMPLOYEES    OR BASE                  FOR OPTION TERM (2)
                           OPTIONS     IN FISCAL     PRICE   EXPIRATION ---------------------------
          NAME           GRANTED (1)     YEAR      ($/SHARE)    DATE         5%            10%
          ----           ----------- ------------- --------- ---------- ------------- -------------
Michael D. Curtius......   50,000        32.3%      $31.875   8/4/2005     $1,002,301    $2,540,027

- - --------
(1) These options were granted at the fair market value of the stock on the date of grant and become exercisable over 5 years at 20% per year beginning on the first anniversary of the grant date.
(2) These figures are calculated pursuant to SEC rules by multiplying the number of options granted by the difference between the option exercise price and a future hypothetical stock price, assuming the value of Company common stock appreciates 5% or 10% each year, compounded annually, for the life of the options. These figures are not intended to forecast possible future appreciation, if any, of the Company's stock price.

         OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                       NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                            OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                         DECEMBER 31, 1995          DECEMBER 31, 1995
                                                     ------------------------- ----------------------------
                         SHARES ACQUIRED    VALUE
          NAME             ON EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE(2)
          ----           --------------- ----------- ----------- ------------- ----------- ----------------
Michael D. Curtius......      2,700        $70,031     45,300       50,000     $1,809,169      $793,750
Joanna Y. Moore.........      3,000        $75,746      4,000       16,000     $   70,500      $264,500

- - --------
(1) Fair market value of underlying securities at exercise minus the exercise price.
(2) The value of unexercised options represents the difference between the closing price of the Common Stock on December 31, 1995, which was $37.75 per share, and the exercise price of the options.

  George Joseph, the Chief Executive Officer and principal shareholder of the Company, has not been granted options under the Company's plan.

REPORT OF THE COMPENSATION COMMITTEE

  The duty of the Compensation Committee on an ongoing basis is to review, approve and report to the Board the compensation policies of the Company with respect to its executive officers. The Committee also reviews in detail with the Board its recommendations of the factors and criteria upon which the Company's Chief Executive Officer's compensation is based and the level of compensation recommended. With the appointment of Mr. Curtius as President of the Company on May 5, 1995, the Committee has been delegated this same responsibility with respect to the compensation of the President.

  In general, pursuant to Board policy embodied in a standing resolution adopted at the Board's January 31, 1986 meeting, Mr. Joseph, as Chief Executive Officer of the Company, was given authority to establish compensation for all other executive officers. With Mr. Curtius' appointment as President, Mr. Joseph retains this authority except with respect to the compensation of the President. Mr. Joseph has periodically reported key executive appointments and key decisions as to executive compensation to the Board and this information has been recorded in Board minutes from time to time.

 Executive Officers Other Than the Chief Executive Officer

  The compensation policy of the Company adopted by Mr. Joseph for all executive officers other than the President, in effect in calendar year 1995, has been reviewed and endorsed by the Compensation Committee and the Compensation Committee expects, as described in this report, that such policy will be continued in 1996.

  After appointment of Mr. Curtius as President in May of 1995, the Compensation Committee approved an increase in his base compensation effective June 1, 1995.

  The basic strategy of the Company is that executive officers, subject to Mr. Joseph's review, should be compensated in general above the median for executives in like positions in comparable insurance companies, as determined by him based on his experience in the industry and continuing surveillance of industry practice. Further, the policy of the Company is that certain key executives should receive a substantial portion of their annual compensation based on performance in areas which they control.

  The executive officers responsible for underwriting and claims have, since the Company became publicly held in 1985 and for a substantial prior period, received a yearly bonus pursuant to a formula based on underwriting results. The executive officer responsible for marketing has received a bonus in that same period based on a formula which takes into account underwriting results and net premiums written. Smaller bonuses, not formula-based, are paid to the remaining executive officers based on the judgment of the Chief Executive Officer as to each officer's overall contribution to performance. This general bonus structure was continued in

1995 and, with appropriate modification to reflect changes in management responsibilities and additional criteria reflecting contribution to Company performance, will be continued in 1996.

  Salaries for executive officers are reviewed on a yearly basis. Such increases take into account the same factors used with respect to formula bonuses--underwriting results and revenues. Also taken into account are factors reflecting the ability of the individual executive to manage direct and indirect costs as the volume of business varies, turnover and morale with respect to employees under the executive's management, the expense of adjusting claims, and prevailing salaries in the industry, with all factors taken into account over appropriate cycles of rates, premiums and profitability of the Company and the industry.

  In addition to the nondiscriminatory tax-qualified profit sharing plan and tax-deferred Section 401(k) option to that plan maintained for employees, the Company maintains a stock option plan under which key employees are granted options at 100% of fair market value of Company stock on the date of grant. The overall policy of the Company, as approved by the Board and Compensation Committee and embodied in awards made by the Board, is that key officers and managers responsible for success of the Company should hold options in Company stock under that program. In 1995, options on 105,000 shares of Company stock were granted to 17 optionees who were not named executive officers. Such grants were made effective February 17, and August 4, 1995 at 100% of then fair market value. In addition, an option on 50,000 shares of Company Stock under the plan was granted on August 4, 1995 to Mr. Curtius, also at 100% of then fair market value.

 The Chief Executive Officer

  Mr. Joseph's base compensation has not been increased since its approval at the current level by the Board on August 3, 1990 and has been at substantially the same level since 1985.

  Additional compensation paid to Mr. Joseph in 1995 included director fees and a bonus equivalent to one-half month's pay which is the level of bonus awarded to all employees. In addition, a bonus based on 1995 underwriting results was accrued in 1995 to be paid in 1996. This bonus was accrued under the same formula used in determining the bonuses payable to executive officers responsible for underwriting and claims. Mr. Joseph does not hold any options under the Company's stock option plan.

  The Company has experienced an increase of more than 400% in net premiums written and an increase of more than 700% in net income from 1984 through 1995. Discussions of the Compensation Committee with Mr. Joseph in the past have explored in depth the issue of the stability of Mr. Joseph's compensation compared to the Company's performance. Because of Mr. Joseph's substantial stock ownership in the Company, the success he has achieved as Chief Executive Officer and chief operating officer responsible for the Company's overall success has been reflected directly in the value of his equity in the Company. In addition, as an overall matter of Company compensation policy, Mr. Joseph has emphasized his strong view that the morale of employees of the Company at every level and their performance is due in no small measure to the perception of fairness of the overall salary structure reaching from the Company's top executive to the lowest paid entry employee. Given these factors and discussions, Mr. Joseph's base compensation was continued at the 1994 level in 1995.

  Based on the above, Mr. Joseph's compensation, including additional compensation and formula bonus accrual, will remain at its 1995 level in 1996.

  The Compensation Committee has reviewed 1994 compensation of executives in certain select California and comparable insurance companies as publicly available in proxy statements. The Committee also reviewed a 1995 summary of executive compensation practices in financial companies prepared by a branch of the Company's auditors. Taking into account examination of this and related information, the Compensation Committee believes that the level of Mr. Joseph's compensation is, without taking into account his equity interest in the Company, below the median for comparable companies.

 Internal Revenue Code Section 162(m)

  The Committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1933. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is performance-based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Company believes that any options granted under the 1995 Stock Option Plan of Mercury General Corporation will meet the requirement of being performance-based under the provisions provided in the regulations under the Section, the Committee concluded that the Section should not reduce the tax deductions available to the Company and that no changes to the Company's compensation program were needed in this regard.

 February 2, 1996                         The Compensation Committee

                                          Donald R. Spuehler, Chairman
                                          Bruce A. Bunner
                                          Richard E. Grayson

PERFORMANCE GRAPH

  The graph below compares the cumulative total shareholder return on the shares of Common Stock of the Company (MRCY) for the last five years with the cumulative total return on the Standard and Poor's 500 Index and a peer group comprised of selected property and casualty insurance companies over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the peer group on December 31, 1990 and the reinvestment of all dividends).

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG MERCURY GENERAL CORP., S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           MERCURY        S&P
(Fiscal Year Covered)        GENERAL        500 INDEX     Peer Group
- - ---------------------        ----------     ---------     ----------
Measurement Pt- 12/31/90     $100           $100          $100
FYE   12/31/91               $144.02        $130.48       $127.39
FYE   12/31/92               $268.44        $140.46       $163.52
FYE   12/31/93               $295.53        $154.62       $159.99
FYE   12/31/94               $290.13        $156.66       $153.75
FYE   12/31/95               $492.46        $215.54       $217.35

  The peer group consists of those companies that are included in the Property/Casualty Insurance Group in the Value Line Investment Survey: Ace Limited, 20th Century Industries, AllState Corporation, American Financial Group, Capsure Holdings, Chubb Corporation, Cincinnati Financial Corporation, Fremont General Corporation, Frontier Insurance Group, GAINSCO, INC., GEICO Corporation, General Re Corp., Hartford Steam Boiler Inspection and Insurance Company, ITT Hartford, National Re Corp., Ohio Casualty Corp., Orion Capital Corporation, Progressive Corporation of Ohio, SAFECO Corporation, Selective Insurance Group, Inc., St. Paul Companies, Inc., Transatlantic Holdings, Inc., USF&G Corporation, and The W.R. Berkley Corp.

                             CERTAIN TRANSACTIONS

  Ellen Joseph, the daughter of George and Gloria Joseph, is the beneficial owner of Metro West Insurance Services, Inc., a California insurance agency whose common stock is held in a trust for which George Joseph acts as trustee. In 1995, the Company paid commissions to that agency in accordance with the Company's standard agency contract of $454,607. Louise Toney, George Joseph's sister, acts as manager for the agency and receives as compensation a portion of those commissions.

  Charles E. McClung, a director of the Company, is the principal shareholder of McClung Insurance Agency, Inc. which has been an independent agent of the Company since 1962. In 1995, the Company paid commissions to that agency of $300,820.

  Donald P. Newell, a director of the Company, is a partner of Latham & Watkins, a law firm the Company retained to perform certain legal services in 1995 and 1996.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The Company's financial statements for the year ended December 31, 1995 have been examined by KPMG Peat Marwick LLP. Representatives of KPMG Peat Marwick LLP are expected to be available at the meeting to respond to appropriate questions and to make a statement if they desire to do so. The Company's Board of Directors will select independent accountants for the current year sometime after the meeting.

                            SECTION 16(A) REPORTING

  Each director, executive officer of the Company, and person who owns more than 10% of a registered class of the Company's equity securities is required by Section 16(a) of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission by a specified date his or her transactions in the Company's securities. To the Company's knowledge, in 1995 all persons required to comply with the applicable Section 16(a) filing requirements did so. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and securityholders and their written representations that such reports accurately reflect all reportable transactions and holdings.

                             SHAREHOLDER PROPOSALS

  Any proposal of a shareholder of the Company intended to be presented at the next Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company not later than January 30, 1997 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                         ANNUAL REPORT TO SHAREHOLDERS

  The Company's Annual Report to Shareholders is being mailed with the Proxy Statement to shareholders of record on April 19, 1996. Upon request the Company will furnish the Annual Report to any shareholder.

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       Judy A. Walters, Secretary

Los Angeles, California
April 26, 1996

                          MERCURY GENERAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 29, 1996

  The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the "Company") hereby constitutes and appoints George Joseph, Charles E. McClung and Donald P. Newell, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 29, 1996, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as follows:

PROPOSAL 1. ELECTION OF DIRECTORS

   [_] FOR all nominees                [_] WITHHOLD
       listed below (except                AUTHORITY to vote
       as marked to the                    for all nominees
       contrary below)                     listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

    [_] George Joseph      [_] Charles E. McClung   [_] Gloria Joseph    [_] Donald R. Spuehler
    [_] Richard E. Grayson [_] Donald P. Newell     [_] Bruce A. Bunner  [_] Nathan Bessin
    [_] Michael D. Curtius

  THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS OF ALL THE NOMINEES SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

                     (Please sign and date on Reverse side)



  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

  The undersigned revokes any prior proxy at such meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.


                                                 Dated: _________________, 1996
                                                 ______________________________
                                                 ______________________________
                                                 ______________________________
                                                  Signature(s) of Shareholders
                                                    (See Instructions Below)
                                                 Important: Please sign
                                                 exactly as your name appears
                                                 on the Company's Common Stock
                                                 Certificate. When signing as
                                                 Attorney, Executor,
                                                 Administrator, Trustee,
                                                 Guardian or otherwise, give
                                                 your full title as such. Each
                                                 joint tenant should sign.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MERCURY GENERAL
     CORPORATION PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY